Exhibit 10.57

                                                                 NON-PLAN OPTION

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into, effective as of October 15, 2004, by VAXGEN, INC., a Delaware corporation (the "Company"), and Kathrin Jansen, Ph.D. (the "Holder").

                                    RECITALS

      A. The Holder has been designated to receive an option outside an equity incentive plan maintained by the Company pursuant to the Executive Employment Agreement between the Holder and the Company.

      NOW, THEREFORE, the Company and the Holder agree as follows:

      1. GRANT OF THE OPTION. The Company grants to the Holder a non-qualified stock option (the "Option") to acquire from the Company one hundred twenty thousand (120,000) shares of Common Stock (the "Shares") at the price of $11.40 per share (the "Purchase Price").

      2. TERM OF THE OPTION. The Option will terminate on the earliest to occur of the following: (i) ten (10) years from the date of grant of the Option; (ii) the expiration of ninety (90) days following the date of termination of the Holder's Service with the Company for any reason other than death, Disability or Cause; (iii) the expiration of one (1) year following the date of termination of the Holder's Service with the Company by reason of death or Disability; (iv) the date of termination of the Holder's Service with the Company for Cause; and (v) the earlier termination of the Option pursuant to Sections 8(c) or 9(c).

      3. EXERCISABILITY. The Option will become exercisable for twenty-five percent (25%) of the Shares upon the Holder's completion of one year of Service measured from the Hire Date and shall become exercisable for the balance of the Shares in a series of thirty-six (36) successive equal monthly installments upon the Holder's completion of each additional month of Service over the thirty-six
(36) month period measured from the first anniversary of the Hire Date.

      The number of Shares for which the Option becomes exercisable on any date shall, if necessary to eliminate a fractional share of Common Stock, be rounded down to the nearest whole number. After the Holder's employment with the Company terminates for any reason, the Option will thereafter be exercisable only for the Shares for which it was exercisable on the date of such termination.

      4. SPECIAL ACCELERATION. In the event that the Holder's employment is terminated without Cause or upon the Holder's resignation for Good Reason within thirteen (13) months following a Change in Control, the Option shall automatically become fully vested and exercisable on an accelerated basis effective as of the employment termination date, provided that the Holder shall provide the Company with an effective general release of all known and unknown claims, in substantially the form attached to the Employment Agreement.


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      5. LIMITED TRANSFERABILITY. The Option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under a Form S-8 registration statement promulgated by the Securities and Exchange Commission.

      6. ADMINISTRATION.

            (a) The Option shall be administered by the Board or the Compensation Committee of the Board (the "Administrator").

            (b) The Administrator shall have the sole authority, in its absolute discretion, to (i) construe and interpret the terms of the Option; (ii) define the terms used in this Agreement; (iii) prescribe, amend and rescind rules and regulations relating to the Option; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Agreement; and (v) make all other determinations necessary or advisable for the administration of the Option. All decisions, determinations and interpretations made by the Administrator shall be binding and conclusive on the Holder and on her legal representatives, heirs and beneficiaries.

      7. EXERCISE OF THE OPTION. In order to exercise the Option, the Holder must do the following:

            (a) deliver to the Company a written notice, substantially in the form of the attached Exhibit A, specifying the number of Shares for which the Option is being exercised;

            (b) tender payment to the Company of the aggregate Purchase Price for the Shares for which the Option is being exercised, which amount may be paid
(i) in cash or by certified or cashier's check; (ii) by delivery to the Company of shares of Common Stock held by the Holder for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise; or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; and

            (c) pay, or make arrangements satisfactory to the Administrator for payment to the Company of, all income and employment taxes required to be withheld by the Company in connection with the exercise of the Option.

      8. CORPORATE TRANSACTIONS.

            (a) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Administrator shall proportionately adjust the number of shares of


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Common Stock subject to the Option, the exercise price per share, or both so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event.

            (b) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Administrator may, in the exercise of its sole discretion and with respect to the Option, proportionately adjust the number of shares of Common Stock subject to the Option, the exercise price per share, or both so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event.

            (c) If the Company is liquidated or dissolved, the Administrator may allow the Holder to exercise all or any part of the unvested portion of the Option held by her, provided she do so prior to the effective date of such liquidation or dissolution. If the Holder does not exercise the Option prior to such effective date, the Option shall terminate as of the effective date of the liquidation or dissolution.

            (d) The foregoing adjustments in the shares subject to the Option shall be made by the Administrator or by the applicable terms of any assumption or substitution document.

            (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

      9. CHANGE IN CONTROL.

            (a) To the extent the Option is outstanding at the time of occurrence of any of the events described in Subsections (i), (ii), (iii) and
(iv) below, the Option shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window"):

                  (i) For a period of forty-five (45) days beginning on the day on which any Person together with all Affiliates and Associates (as such terms are defined below) of such Person shall become the Beneficial Owner (as defined below) of fifty percent (50%) or more of the shares of Common Stock then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan;

                  (ii) Beginning on the date that a tender or exchange offer for Common Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation


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thereof, would be the Beneficial Owner of less than fifty percent (50%) of the shares of Common Stock then outstanding;

                  (iii) For a period of twenty (20) days beginning on the day on which the stockholders of the Company (or, if later, approval by the stockholders of any Person) duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing, unless the holders of the voting stock of the Company immediately prior to such transaction hold not less than fifty percent (50%) of the voting rights in the surviving entity; or

                  (iv) For a period of twenty (20) days beginning on the day on which, at any meeting of the stockholders of the Company involving a contest for the election of directors, individuals constituting a majority of the Board who were not the Board's nominees for election immediately prior to the meeting are elected; provided, however, that with respect to the events specified in Subsections (i), (ii) and (iii) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of the Option has received the prior approval of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in Subsection (i), (ii) or (iii) above which otherwise would trigger acceleration of vesting; and provided, further, that the Option shall not be accelerated pursuant to this Section 9(a)(iv) to the extent it is converted into an option to purchase shares of Exchange Stock as provided in Section 9(c) below.

            (b) The exercisability of the Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of this Agreement.

            (c) If the stockholders of the Company receive shares of capital stock of another Person ("Exchange Stock") in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Stock, then at the closing of such transaction the Option shall be converted into an option to purchase shares of Exchange Stock unless the Company (by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in the Person issuing the Exchange Stock and any Affiliate of such Person), in its sole discretion, determines that the Option shall not be so converted but instead shall terminate. The amount and price of the converted Option shall be determined by adjusting the amount and price of the Option in the same proportion as used for determining the shares of Exchange Stock the holders of the Common Stock received in such merger, consolidation, reorganization or other transaction. Unless altered by the Administrator, the vesting schedule set forth in this Agreement shall continue to apply to the Option granted for Exchange Stock.

      10. NO SERVICE CONTRACT. The grant of the Option shall not confer upon the Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing


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or retaining the Holder) or of Holder, which rights are hereby expressly reserved by each, to terminate the Holder's Service at any time for any reason, with or without cause.

      11. ENTIRE AGREEMENT; AMENDMENTS; BINDING EFFECT. This Agreement constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. No amendment of the Option or this Agreement, or waiver of any provision of this Agreement, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach. This Agreement shall be binding upon the Holder and her heirs, successors and assigns.

      12. DEFINITIONS.

            (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

            (b) "Associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

            (c) "Beneficial Owner" shall have the meaning set forth in Rule 16a-1(a) promulgated under the Exchange Act.

            (d) "Board" shall mean the board of directors of the Company.

            (e) "Cause" shall mean any of the following:

                  (i) fraud or illegal acts committed by the Holder;

                  (ii) the Holder's material breach of any written agreement with the Company, including but not limited to the Employment Agreement or a Proprietary Information Agreement;

                  (iii) the Holder's material failure to perform her job duties as determined by the Company in its reasonable judgment, and after notice of such failure and the reasons therefor have been given to the Holder by the Company's Chief Executive Officer and the Holder has had a thirty (30) business-day period within which to cure such failure (such notice to be provided only if the Holder's failure is reasonably susceptible to cure); or

                  (iv) a material violation of any Company employment policy, including but not limited to the Company's policies against harassment and discrimination, and/or the Company's substance abuse policy, which violation causes material harm to the Company.

            (f) "Change in Control" shall be deemed to have occurred if:

                  (i) there is an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (for the purposes of this Section, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated


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under the Exchange Act) of fifty percent (50%) or more of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall not constitute a Change in Control; or

                  (ii) individuals who, as of the date of the Employment Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than an individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) who becomes a director subsequent to the date of the Employment Agreement whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                  (iii) there is a consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination, (A) individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the then Outstanding Company Voting Securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (h) "Common Stock" shall mean the common stock of the Company.

            (i) "Disability" shall mean any physical, mental or other health condition which substantially impairs the Holder's ability to perform her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Administrator shall determine whether the Holder has incurred a Disability on the basis of medical evidence acceptable to the Administrator. Upon making a determination of Disability, the Administrator shall, for purposes of this Agreement, determine the date of the Holder's termination of Service.

            (j) "Employment Agreement" shall mean the Executive Employment Agreement between the Holder and the Company.


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            (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (l) "Fair Market Value" per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) In circumstances in which a public market exists for the Common Stock, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last quoted sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of the Fair Market Value.

                  (ii) In all other circumstances, the Fair Market Value will be established by the Administrator acting in good faith.

            (m) "Good Reason" shall mean the occurrence of any of the following events following a Change in Control:

                  (i) the assignment to the Holder of any duties inconsistent with the Holder's senior management position, authority, duties or responsibilities immediately prior to a Change in Control;

                  (ii) a reduction by the Company in the Holder's annual base salary in effect immediately prior to a Change in Control (except where such reductions are imposed uniformly on senior executives in the post-transaction parent company);

                  (iii) a relocation of the Holder's place of work that would increase the Holder's one-way commuting distance by more than thirty-five (35) miles over her commute immediately prior to a Change in Control;

                  (iv) the failure to continue to provide the Holder with benefits substantially similar to those enjoyed by the Holder under any of the Company's benefit plans in which the Holder was participating prior to a Change in Control;

                  (v) the failure to pay the Holder any deferred compensation due to the Holder; or

                  (vi) a material breach by the Company of any of the terms and provisions of the Employment Agreement resulting in material harm to the Holder.

            (n) "Hire Date" shall mean the tenth business day following the date that the Employment Agreement has been signed by both parties.

            (o) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock


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possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (p) "Person" shall include any individual, firm, corporation, partnership or other entity.

            (q) "Service" shall mean the provision of services to the Company (or any Parent or Subsidiary) by the Holder in the capacity as an employee, a non-employee member of the Board, or a consultant or independent advisor.

            (r) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY                                  VAXGEN, INC.
                                         a Delaware corporation

                                         By /s/ Lance K. Gordon
                                         ----------------------
HOLDER
                                            /s/ Kathrin Jansen, Ph.D.
                                            -------------------------
                                                Kathrin Jansen, Ph.D.


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                                    EXHIBIT A
                           FORM OF EXERCISE OF OPTION

To:   VaxGen, Inc.
      1000 Marina Blvd., Ste. 200
      Brisbane, CA 94005

      The undersigned holds Option Number ____ (the "Option"), represented by a Stock Option Agreement dated effective as of October 15, 2004 (the "Agreement").

      The undersigned hereby exercises the Option and elects to purchase ________________ shares (the "Shares") of Common Stock of VaxGen, Inc. (the "Company") pursuant to the Option.

      This notice is accompanied by full payment of the Purchase Price for the Shares in cash or by check or in another manner permitted by Section 7(b) of the Agreement. The undersigned has also paid, or made arrangements satisfactory to the Administrator for payment of, all taxes, if any, required to be withheld by the Company in connection with the exercise of the Option.

      Date: __________________, ____

                                              ---------------------------------
                                              Kathrin Jansen, Ph.D.


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